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No. 1 of 1                                                           Exhibit 4.2
US$576,300

                  5% CONVERTIBLE DEBENTURE DUE AUGUST 31, 2002

        THIS DEBENTURE of CallNOW.com, Inc., a Delaware corporation (the "Company"), is designated as its 5% Convertible Debenture, due August 31, 2002 (the "Debenture"), in an aggregate principal amount of US$576,300.

        FOR VALUE RECEIVED, the Company promises to pay to New Media Corporation, or its registered assigns (the "Holder"), the principal sum of Five Hundred Seventy-Six Thousand Three Hundred United States Dollars (US$576,300), on or prior to August 31, 2002 (the "Maturity Date"), in accordance with the terms contained herein and to pay interest to the Holder on the outstanding principal sum, at the rate of 5% per annum, computed monthly. All payments of principal and interest hereunder shall be payable in U.S. dollars.

        Interest shall accrue monthly, computed on the outstanding principal balance and any interest due and not yet paid, commencing on the Original Issue Date (as defined in Section 1) until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or satisfied by conversion of such amounts into shares of Common Stock (as defined below). Interest due and payable hereunder shall be paid to the person in whose name this Debenture is registered on the records of the Company (the "Debenture Register") at the time that the interest is due and payable; provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof.

        The principal of this Debenture is payable in 30 equal monthly installments in arrears commencing at the end of the 7th month from the Original Issue Date, or in shares of Common Stock, at the time of conversion of part or all of the Debenture in accordance with Section 3 hereof, at the address of the Holder last appearing on the Debenture Register, and that if there is an Event of Default pursuant to the terms hereof, the outstanding principal balance, together with accrued and unpaid interest, shall become due and payable as provided herein. In the event of conversion of part of the Debenture, the amount of the monthly installment of principal will remain unchanged, but the number of payments will be less than 30 (such number of payments will be that number necessary until payment in full of the outstanding principal balance). Interest on this Debenture shall be paid in monthly installments in arrears on the last Business Day of each month, commencing on September 30, 1999 or in shares of common stock of the Company, at the time of conversion by the Holder. In the event that the Company or a Successor Company raises a minimum of US$5,000,000.00 in equity or debt in a single transaction or a series of related transactions, the Holder has the right at any time thereafter, but not the obligation, to have the Debenture, with accumulated interest, paid in full in four equal monthly installments, commencing twenty (20) days after the Company receives notice of such election. Upon the happening of the event specified in he foregoing sentence, the Company shall promptly notify the Holder in writing of such event.

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        The Company agrees that within nine months of the date of this agreement, or immediately upon any filing of a registration statement by the Company or a successor company, whichever occurs earlier, that it shall file for registration with the Securities and Exchange Commission of all shares of Common Stock into which this Debenture is convertible at such time of such registration and shall use its best efforts to cause such registration statement to be declared effective as soon as possible. The Company shall use its best efforts to make the necessary filings with the SEC to keep such registration statement effective for 120 days or until the Holder has completed its distribution of shares registered under such registration statement, whichever occurs first.

        This Debenture is subject to the following additional provisions:

              Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

              "Adjusted Conversion Price" means the Conversion Price defined in
Section 3(c)(i) as adjusted one day prior to the record date set for the determination of stockholders entitled to receive dividends, distributions, rights, warrants as provided for in Sections 3(c)(ii), (iii) and (iv).

              "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City, and between the hours of 9:00 am and 5:00 pm New York Time.

              "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $.001 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

              "Conversion Date" means the date on which a Holder Notice of Conversion is to be effected.

              "Conversion Ratio" means, at any time, a fraction, of which the numerator is the principal amount represented by any Debenture plus accrued but unpaid interest, and of which the denominator is the Conversion Price (as defined in Section 3 below) at such time.

              "Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debenture by its terms.

              "Original Issue Date" shall mean September 1, 1999.

              "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The Over-The-Counter Bulletin Board, the NASD OTC Electronic Bulletin Board ("OTCBB") or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on OTCBB or any stock exchange, the closing bid price for a share of Common Stock in the

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over-the-counter market, as reported by the NASD at the close of business on such date, or (c) if the Common Stock is not quoted by the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holder of this Debenture; provided, however, that the Company, after receipt of the determination by such appraiser, shall have the right to select an additional appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such appraiser.

              "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

              "Trading Day" means (a) a day on which the Common Stock is quoted on the OTCBB or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the NASD, or (c) if the Common Stock is not quoted on the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

              Section 2. Events of Default and Remedies.

        I. "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

              (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, any scheduled principal payment date, any scheduled interest payment date, by acceleration, conversion, or otherwise;

              (b) subject to the foregoing paragraph (a), the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within thirty (30) days after the date on which written notice of such failure or breach shall have been given;

              (c) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all

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        or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

              (d) the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand United States Dollars (US$100,000.00), not including the liabilities disclosed in the attached statement of liabilities, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

              (e) the Company shall have its Common Stock (as defined in Section 1) delisted from the National Quotation Bureau LLC's Pink Sheets or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five (5) days;

              (f) the Company shall issue a Press Release, or otherwise make publicly known, that it is not honoring a properly executed Holder Notice of Conversions (as defined below in Section 3) for any reason whatsoever.

        II. (a) If any Event of Default occurs and continues, beyond any cure period, if any, is continuing, and in every such case, then so long as such Event of Default shall then be continuing the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts of this Debenture, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior

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to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

              (b) The Holder may upon any Event of Default proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debenture held by it, and to enforce any other legal or equitable right of such Holder.

              (c) Except or expressly provided for herein, the Company specifically waives all rights it may have (i) to notice of nonpayment, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the Common Stock; (ii) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any description except for cure periods; and (iii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss, damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.


              Section 3. Conversion

              (a) This Debenture shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the Holder in whole or in part, at any time, commencing on the Original Issue Date. Any conversion under this
Section 3(a) shall be for a minimum of US$100,000.00 of the principal amount of this Debenture and the interest accrued and due on such amount. The Holder shall effect conversions by surrendering the Debenture (or such portions thereof) to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Notice of Conversion") in the manner set forth in Section 3(i). Each Holder Notice of Conversion shall specify the principal amount of Debenture and related interest to be converted, and the Conversion Date. Subject to Section 3, each Holder Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder in the Holder Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within seven (7) Business Days.

              (b) Not later than seven (7) Business Days after the Conversion Date, the Company will issue to the Holder (i) shares of Common Stock, evidenced by a certificate or certificates, which shall be free of restrictive legends and trading restrictions (other than those then required by law), representing the number of shares of Common Stock being acquired upon the conversion of the Debenture and (ii) once received from the Company, the Debenture in principal amount equal to the principal amount of the Debenture not converted; provided,

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however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Debenture, until the Debenture is either delivered for conversion to the Company or any transfer agent for the Debenture or Common Stock, or the Holder notifies the Company that such Debenture has been lost, stolen or destroyed and provides an agreement to indemnify the Company from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Holder Notice of Conversion, if such certificate or certificates are not delivered by the date required under this
Section 3(b), the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Debenture tendered for conversion.

          (c) (i) The conversion price for each Debenture in effect on any Conversion Date shall be 90% (ninety percent) of the average closing bid price for the shares of the Company's Common Stock for the five (5) Trading Days immediately preceding the Conversion Date but no less than $7.06 per share (the "Conversion Price"). The average closing bid prices shall be obtained from Bloomberg Information Service or a similar nationally recognized stock quotation service.

              (ii) All calculations under this Section 3 shall be made to the nearest cent or the nearest share, as the case may be.

              (iii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to convert such Debenture only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Debenture could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

              (iv) If:

                   (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                   (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

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                   (C)  the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                   (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                   (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debenture, and shall cause to be mailed and faxed to the Holder at its last addresses as it shall appear upon the Debenture Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up.

                   (v) Nothing in this agreement shall preclude the Company from issuing employee/director/officer/consultant/creditor stock options, and any such issuance shall not cause a recalculation of the Conversion Price.

              (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of this Debenture, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 3(b) and Section 3(c) hereof) upon the conversion of the aggregate principal amount of this Debenture. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid

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and nonassessable, free and clear of all restrictions, charges, mortgages or encumbrances whatsoever.

              (e) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing the Holder an additional full share of Common Stock.

              (f) The issuance of certificates for shares of Common Stock on conversion of this Debenture shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              (g) This Debenture when converted into Common Stock shall be canceled upon conversion.

              (h) Each Holder Notice of Conversion shall be given by facsimile, to the Company no later than 4:00 pm New York Time at the facsimile telephone number and address of the principal place of business of the Company. In the event that the Company receives the Holder Notice of Conversion after 4:00 p.m. New York Time, the Conversion Date shall be deemed to be the next Business Day.

              Section 4. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company.

              Section 5. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stock or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

              Section 6. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and indemnity, if requested, by the Company.

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              Section 7. This Debenture shall be governed by, enforced and construed in accordance with the laws of the State of New York, County of New York, without giving effect to conflicts of laws thereof.

              Section 8. All notices or other communications hereunder shall be given, and shall be deemed duly given and received, if given, in the manner set forth in Section 3(i).

              Section 9. Any waiver by the Company or the Holder a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

              Section 10. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to anyperson or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

              Section 11. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

              Section 12. This Debenture is transferable in whole, but not in part, at the option of the Holder, provided that such transfer is permitted by law. This Debenture shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.


              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the Original Issue Date.

                                       CallNOW.com, Inc.



Attest: /s/ CR Seelbach                /s/ Christian Bardenheuer
       ----------------------------    ----------------------------
                                       Name:  Christian Bardenheuer
                                       Title: CEO

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                                    EXHIBIT A

                              NOTICE OF CONVERSION
                          AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

Except as provided by Section 3(b) of the Debenture, the undersigned hereby irrevocably elects to convert the Debenture into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock"), of CallNOW.com, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fees will be charged to the Holder, except for transfer taxes, if any.


Conversion calculations:

                          Date to Effect Conversion




                          Principal Amount of Debenture to be Converted




                          Interest to be Converted or Paid




                          Applicable Conversion Price (to the nearest hundredth)




                          Number of Shares to be Issued Upon Conversion




                          Signature




                          Name:




                          Address:




New Media Corporation 5% convertible debenture due August 31, 2002